UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): October 19, 2009



                              Rancher Energy Corp.
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             (Exact name of registrant as specified in its charter)


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

           Nevada                        000-51425                      98-0422451
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

(State or other jurisdiction     (Commission File Number)    (IRS Employer Identification No.)
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               999-18th Street, Suite 3400, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 629-1125
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                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.04  Triggering  Events That  Accelerate  or  Increase a Direct  Financial
Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on June 3, 2009, Rancher Energy Corp. ("Rancher Energy") and GasRock Capital LLC ("GasRock") entered into an Eighth Amendment to Term Credit Agreement ("Eighth Amendment") that amends: (a) certain provisions of the Term Credit Agreement dated as of October 16, 2007 pursuant to which Rancher Energy borrowed $12,240,000 from GasRock, (b) certain provisions of the First Amendment to Term Credit Agreement dated October 22, 2008 pursuant to which Rancher Energy repaid $2,240,000, and (c) certain provisions of the Second through Seventh Amendments to the Term Credit Agreement, each of which included short term extensions of the maturity date.

The Eighth Amendment extended the maturity date under the Seventh Amendment from June 3, 2009 to October 15, 2009, and specifies that while no event of default exists, 4% of the interest rate shall be capitalized so that it is added to and becomes a part of the principal amount in lieu of payment in cash. The Eighth Amendment also includes waivers by GasRock of certain events of default including the loan to value ratio and the projected net revenue 48 month test as set forth in the Term Credit Agreement, for the period beginning March 31, 2009 and ending on the maturity date.

Payment of the current principal balance of $10,222,000, plus applicable interest, was not made on the maturity date, October 15, 2009, and therefore, an event of default has occurred under the Term Credit Agreement, as amended. Upon the occurrence of an event of default under the Term Credit Agreement, GasRock may declare any or all of the Company's obligations immediately due and payable. While an event of default exists, outstanding principal shall accrue interest at an annual rate equal to the default rate, currently, 18% per annum.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RANCHER ENERGY CORP.


                                        Signature: /s/Jon C. Nicolaysen
                                                   -----------------------------
                                        Name:      Jon C. Nicolaysen
                                        Title:     President and Chief
                                                   Executive Officer

Dated:   October 19, 2009